UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2014

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2014, the Committee adopted the American Apparel, Inc. Severance Plan (the “Severance Plan”) for the benefit of certain employees of the Company, including Martin Bailey, who is a named executive officer (each a “Participant,” and collectively, the “Participants”).

The Severance Plan provides a number of months of salary continuation and COBRA reimbursement for Participants (twelve (12) months in the case of Mr. Bailey), as well as full vesting of equity awards, on a termination without cause or resignation for good reason, each as defined in the Severance Plan.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit
Number	Description

10.1	American Apparel, Inc. Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 25, 2014	By:	/s/ John J. Luttrell
		Name:	John J. Luttrell
		Title:	Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	American Apparel, Inc. Severance Plan.